Exhibit 21.1
BALLY'S CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
Association of Volleyball Professionals, LLC	Delaware
AVA Entertainment Limited Partnership	California
Aztar Indiana Gaming Company, LLC	Indiana
Bally’s Finance Corporation Limited	Malta
Bally’s Galaxy Acquisition Corp.	Delaware
Bally’s Holdings Limited	Jersey
Bally’s Holdings UK Limited	Jersey
Bally’s Interactive, LLC	Delaware
Bally’s Pennsylvania, LLC	Delaware
Bally’s Premiere Interactive ULC	British Columbia, Canada
BetWorks (US) LLC	Nevada
Cryptologic Operations Limited	Malta
Degree 53 Limited	United Kingdom
Dover Downs, Inc.	Delaware
Dumarca Asia Limited	Hong Kong
Dumarca Gaming Limited	Malta
Dumarca Holdings Limited	Malta
Dumarca Live Limited	Malta
Dumarca Services Limited	Malta
Entertaining Play Limited	Gibraltar
Fantasy Draft Player Funds, LLC	Delaware
Fantasy Draft, LLC	Delaware
Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight	Delaware
Fifty States Limited	Isle of Man
Games Spain Operations, S.A.	Ceuta
Gamesys Canada Inc.	Ontario
Gamesys Estonia OU	Estonia
Gamesys Group (Holdings) Limited	Jersey
Gamesys Group Limited	United Kingdom
Gamesys Jersey Limited	Jersey
Gamesys Limited	United Kingdom
Gamesys Network Ltd.	Malta
Gamesys Operations Limited	Gibraltar
Gamesys Partners LLC	Delaware
Gamesys Spain S.A.	Ceuta
Gamesys US LLC	Delaware
Golden Hero Group Ltd.	Bahamas
Horses Mouth Limited d/b/a SportCaller	Ireland
Interstate Racing Association, Inc.	Colorado
Intertain Financial Services AB	Sweden
IOC-Kansas City, Inc. d/b/a Casino KC	Missouri
Jackpotjoy Operations Ltd.	Bahamas
Jet Media Limited	Gibraltar
Joker Gaming, LLC d/b/a Live at the bike	California
JPJ Group Holdings Limited	Jersey

Subsidiary Name	State or Other Jurisdiction of Incorporation
JPJ Group Jersey Finance Limited	Jersey
JPJ Holding II Limited	Jersey
JPJ Holding Jersey Limited	Jersey
JPJ Jersey Limited	Jersey
JPJ Maple II Limited	Malta
JPJ Maple Media Limited	British Columbia, Canada
JPJ Spain Operations S.A.	Spain
Leisure Spin Limited	Gibraltar
Libita Group Ltd.	Isle of Man
Luxembourg Investment Company 192 SarL	Luxembourg
MB Development, LLC	Nevada
Mice and Dice Limited	United Kingdom
Mile High USA, Inc.	Delaware
Nozee Ltd.	Gibraltar
Premier Entertainment AC, LLC d/b/a Bally’s Atlantic City Hotel & Casino	New Jersey
Premier Entertainment Biloxi LLC	Delaware
Premier Entertainment Black Hawk, LLC d/b/a Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino	Colorado
Premier Entertainment Finance Corp.	Delaware
Premier Entertainment II, LLC d/b/a Newport Grand	Delaware
Premier Entertainment III, LLC d/b/a/ Dover Downs Hotel and Casino	Delaware
Premier Entertainment Louisiana I, LLC d/b/a Eldorado Resort Casino Shreveport	Delaware
Premier Entertainment Parent, LLC	Delaware
Premier Entertainment Shreveport, LLC	Louisiana
Premier Entertainment Sub, LLC	Delaware
Premier Entertainment Tahoe, LLC	Nevada
Premier Entertainment Vicksburg, LLC d/b/a Casino Vicksburg	Delaware
Profitable Play Limited	Gibraltar
Racing Associates of Colorado, Ltd.	Colorado
Rock Island Foodservice, LLC	Illinois
Silverspin AB	Sweden
Solid (IOM) Limited	Isle of Man
Solid Innovations Limited	Gibraltar
Sportsoft Solutions Inc.	British Columbia, Canada
Stockwell Ltd.	Isle of Man
Telescope EMEA S.L.	Spain
Telescope Inc.	Delaware
Telescope UK LTD	United Kingdom
The Intertain Group Finance LLC	Delaware
The Intertain Group Limited	Ontario, Canada
The Rock Island Boatworks, LLC	Illinois
TR Black Hawk Promotional Association I	Colorado
Twin River – Tiverton, LLC d/b/a Tiverton Casino Hotel	Delaware
Twin River Management Group, Inc.	Delaware
UTGR, Inc. d/b/a Twin River Casino Hotel	Delaware
WagerLogic Bahamas Ltd.	Bahamas
WagerLogic Malta Holding Limited	Malta